UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  11/04/2005

AMERICREDIT CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-10667

TX	752291093
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

801 Cherry Street, Suite 3900, Fort Worth, TX 76102
(Address of Principal Executive Offices, Including Zip Code)

(817)302-7165
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On November 2, 2005, AmeriCredit Financial Services, Inc., a wholly owned subsidiary of AmeriCredit Corp. (the "Company"), entered into amendments to the transaction documents concerning its $1.95 billion Master Trust warehouse credit facility with each lender party thereto and Deutsche Bank Trust Company Americas, as administrative agent for the lenders. The Master Trust warehouse credit facility is a revolving credit facility secured by receivables on automobile retail installment sales contracts purchased and serviced by AmeriCredit Financial Services, Inc. These amendments extend the $150 million one-year commitment to November 1, 2006, extend the $1.8 billion three-year commitment to November 5, 2008 and make certain technical amendments that are not material. A copy of the amendments are filed herewith as exhibits to this Form 8-K.

On November 2, 2005, a proposal to approve the Second Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (the "2000 Plan") was approved by a majority vote of the shareholders of the Company. The 2000 Plan incorporated changes to (i) add restricted stock units as an available type of award that may be granted; (ii) add provisions that permit the Compensation Committee to utilize performance-vesting criteria in connection with certain stock options, restricted shares and restricted stock units in order to qualify certain awards as performance-based compensation under Section 162(m) of the Internal Revenue Code; (iii) increase the number of restricted share awards and restricted stock unit awards that may be made under the 2000 Plan from 2,000,000 to 3,000,000 shares; (iv) extend the termination date of the 2000 Plan from October 31, 2007 to October 31, 2008; and (v) amend certain provisions to comply with Section 409A of the Internal Revenue Code. A copy of the 2000 Plan was included as an exhibit to the Proxy Statement, filed on Form DEF 14A with the Securities and Exchange Commission on September 27, 2005.

Also on November 2, 2005, the Board of Directors of the Company granted stock options to purchase 20,000 shares of stock under the 2000 Plan to each of its non-employee directors, John R. Clay, A.R. Dike, James H. Greer, Douglas K. Higgins and Kenneth H. Jones, Jr. The exercise price of these options is $22.58 per share, the closing price of the stock on the New York Stock Exchange on the date of the grant. In connection with these grants, the Company and each director will execute a stock option agreement. A form of nonincentive stock option agreement for non-employee directors is set forth as Exhibit 99.4 to the Company's Form 8-K, filed by the Company with the Securities and Exchange Commission on November 5, 2004.

Item 9.01.    Financial Statements and Exhibits

(a)                Financial Statements of Business Acquired

                None.

(b)                Pro-forma Financial Information

                None.

(c)        Exhibits

The following exhibit is filed herewith:

Exhibit

Number              Description

99.1              Amendment dated November 2, 2005 to certain Second Amended and Restated Note Purchase Agreements

99.2              Supplement No. 4 to the Second Amended and Restated Indenture, dated November 2, 2005, among AmeriCredit Master Trust, as Issuer, JPMorgan Chase Bank, National Association as successor in interests to JPMorgan Chase Bank as successor in interests to Bank One, NA, as Trustee and Trust Collateral Agent, and Deutsche Bank Trust Company Americas, as Administrative Agent; Amendment No. 2 to the Second Amended and Restated Custodian Agreement, dated November 2, 2005, among AmeriCredit Financial Services, Inc., as Custodian, Deutsche Bank Trust Company Americas, as Administrative Agent, and JPMorgan Chase Bank, National Association as successor in interests to JPMorgan Chase Bank as successor in interests to Bank One, NA, as Trust Collateral Agent; and Amendment No. 2 to Annex A to the Second Amended and Restated Indenture and the Second Amended and Restated Sale and Servicing Agreement

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

AMERICREDIT CORP

Date: November 04, 2005.	By:	/s/ CHRIS A. CHOATE
CHRIS A. CHOATE
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
EX-99.1	Amendment dated November 2, 2005 to certain Second Amended and Restated Note Purchase Agreements
EX-99.2	Supplement No. 4 to the Second Amended and Restated Indenture, dated November 2, 2005, among AmeriCredit Master Trust, as Issuer, JPMorgan Chase Bank